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                                                                   EXHIBIT 10.21


                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of December 19, 2000, by and between T/R Systems, Inc. (the "Borrower") and Silicon Valley Bank a California chartered bank doing business in Massachusetts as Silicon Valley East ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Promissory Note and Loan and Security Agreement dated October 17, 1997, as amended (collectively, the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement was modified, pursuant to, among other documents, a Fourth Loan Modification Agreement pursuant to which, among other things, the Committed Revolving Line was increased to Three Million Dollars ($3,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement.

                  1. Subparagraph (f) of Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(f) at such times as Advances are outstanding, or prior to an Advance if no Advances are outstanding, within thirty (30) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable."

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


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         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

T/R SYSTEMS, INC.                            SILICON VALLEY BANK


By: /s/ Lyle W. Newkirk                  By: /s/ Alan P. Spurgin
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Name: Lyle W. Newkirk                      Name: Alan P. Spurgin
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Title: Senior VP/CFO                      Title: Sr. Vice President
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